EXHIBIT 99.1

News Release

First Solar, Inc. Announces Second Quarter 2026 Financial Results and Reaffirms Guidance

•Net sales of $1.06 billion, a decrease of 4% year-over-year
•Net income per diluted share of $3.92, an increase of 23% year-over-year
•Adjusted EBITDA1 of $644 million
•Gross and net cash balance of $1.7 billion
•Contracted sales backlog of 45.1 GW as of June 30, 2026

PHOENIX, Arizona, July 30, 2026 – First Solar, Inc. (Nasdaq: FSLR) (the “Company”), America’s leading PV solar technology and manufacturing company, today announced financial results for the second quarter ended June 30, 2026 and reaffirmed its 2026 guidance.

Net sales were $1.06 billion for the second quarter of 2026, a 4% decrease compared to the second quarter of 2025, driven primarily by lower revenue associated with customer contract terminations, partially offset by an increase in the volume of modules sold to third parties.

The Company reported second quarter net income of $423 million, or $3.92 per diluted share, compared to $342 million, or $3.18 per diluted share, in the second quarter of 2025. Adjusted EBITDA was $644 million compared to $560 million in the second quarter of 2025.

Net cash balance decreased to $1.7 billion as of June 30, 2026 from $2.4 billion as of December 31, 2025, driven by seasonal working-capital needs and capital expenditures primarily for our South Carolina finishing facility.

“We delivered both record second-quarter and first-half sales volume and improved financial performance relative to the prior year,” said Mark Widmar, Chief Executive Officer. “We also surpassed 100 GW of cumulative module sales globally and ended the quarter with approximately 45.1 GW of contracted backlog extending through 2030, demonstrating continued demand for our differentiated technology platform, domestic manufacturing footprint and delivery certainty.”

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1 See “Non-GAAP Financial Measures” for additional information on Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income, which is the most directly comparable GAAP measure.

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Our 2026 guidance remains unchanged and is summarized below:

	Prior			Current
Volume Sold	17.0GW	to	18.2GW	Unchanged
Net Sales	$4.9B	to	$5.2B	Unchanged
Gross Profit(1)	$2.4B	to	$2.6B	Unchanged
Operating Expenses(2)	$610M	to	$635M	Unchanged
Adjusted EBITDA(3)	$2.6B	to	$2.8B	Unchanged
Capital Expenditures	$0.8B	to	$1.0B	Unchanged
Net Cash Balance(4)	$1.7B	to	$2.3B	Unchanged
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1.Assumes $2.10 billion to $2.19 billion of Section 45X tax credits and underutilization costs of $115 million to $135 million.
2.Assumes $90 million to $100 million of production start-up expense.
3.Adjusted EBITDA reflects addbacks of approximately $225 million for share-based compensation, Section 45X tax credit discounts, underutilization, and production start-up expenses. See “Non-GAAP Financial Measures” for additional information on Adjusted EBITDA.
4.Defined as cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities, less expected debt at the end of 2026.

From a third quarter earnings cadence perspective, we anticipate our module sales to be between 3.9 GW and 4.5 GW, including 3.2 GW to 3.7 GW from our U.S. manufacturing operations. These factors are expected to result in forecasted third quarter Adjusted EBITDA between $625 million and $775 million.

The guidance figures presented above are forward-looking statements that are subject to a variety of assumptions and estimates, including with respect to the impact of public policies such as tariffs, export controls, or other trade remedies, freight-related costs, and certain factors related to the Inflation Reduction Act of 2022 (the “IRA”), as amended by the One Big Beautiful Bill Act of 2025. Our outlook assumes the current U.S. policy environment persists, and in addition, that permitting processes and timelines will remain consistent with historical levels. Investors are encouraged to listen to the conference call and to review the accompanying materials, which contain more information about First Solar’s second quarter 2026 financial results, 2026 guidance, and financial outlook.

We are not providing forward-looking guidance for GAAP net income or a quantitative reconciliation of the Adjusted EBITDA guidance range to GAAP net income, the most directly comparable GAAP measure, because we are unable to predict with reasonable certainty the potential occurrence, financial impact or recognition period of significant items, such as share-based compensation, Section 45X tax credit discounts, contingencies and certain other gains or losses, as well as related income tax accounting because such items have not occurred, are out of our control, and/or cannot be reasonably predicted without unreasonable effort. These significant items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. See “Non-GAAP Financial Measures” for more information on Adjusted EBITDA, including identification of significant items that we believe are not indicative of our ongoing operations.

Conference Call Details

First Solar has scheduled a conference call for today, July 30, 2026, at 4:30 p.m. ET, to discuss this announcement. A live webcast of this conference call and accompanying materials are available at investor.firstsolar.com. A replay of the webcast will also be available on the Investors section of the Company’s website approximately two hours after the conclusion of the call and remain available for 30 days.

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About First Solar, Inc.

First Solar, Inc. is America's leading photovoltaic (“PV”) solar technology and manufacturing company. The only U.S.-headquartered company among the world's largest solar manufacturers, First Solar is focused on competitively and reliably enabling power generation needs with our advanced, uniquely American thin film PV technology. Developed at research and development (“R&D”) labs in California and Ohio, our technology provides a competitive, high-performance, and responsibly produced alternative to conventional crystalline silicon PV solar modules. Our PV solar modules are produced using a fully integrated, continuous process that does not rely on Chinese crystalline silicon supply chains. For more information, please visit www.firstsolar.com.

For First Solar Investors
This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical fact, are forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning: demand for solar technology generally and for our technology specifically, including in the U.S. market, and our positioning to serve such demand; new capacity coming online; our expectations regarding the political and trade environment and its impacts; production and delivery of our modules; our financial guidance for 2026, including future financial results, net sales, gross profit, operating expenses, Adjusted EBITDA, net cash balance, capital expenditures, expected earnings cadence, volume sold, bookings, and expected module shipments; products and our business and financial objectives for 2026; the availability of benefits under certain production linked incentive programs; the impact of the IRA as amended by the One Big Beautiful Bill Act of 2025, including the Section 45X tax credits; our expectations regarding the sale of our Section 45X tax credits; and the impact of public policies such as tariffs, export controls or other trade remedies. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue,” “contingent,” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events and therefore speak only as of the date of this release. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason, whether as a result of new information, future developments, or otherwise. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by our forward-looking statements. These factors include, but are not limited to: structural imbalances in global supply and demand for PV solar modules; our competitive position and other key competitive factors; the market for renewable energy, including solar energy; the modification, reduction, elimination, or expiration of government subsidies, economic incentives, tax incentives, renewable energy targets, and other support for on-grid solar electricity applications; the impact of public policies, such as tariffs, export controls, or other trade remedies imposed on solar cells and modules or related raw materials or equipment; interest rate fluctuations and our customers’ ability to secure financing; our ability to execute on our long-term strategic plans, including our ability to secure financing and realize the potential benefits of strategic acquisitions and investments; the loss of any of our large customers, or the inability of our customers and counterparties to perform under their contracts with us, including through terminations by customers of any contract in part or in full; our ability to execute on our solar module technology and cost reduction roadmaps; the performance of our solar modules upon installation; our ability to improve the wattage of our solar modules; our ability to incorporate technology improvements into our manufacturing process, including the implementation of our Copper Replacement (“CuRe”) program; our ability to attract new customers and to develop and maintain existing customer and supplier relationships; general economic and business conditions, including those influenced by U.S., international, and geopolitical events and conflicts; environmental responsibility, including with respect to cadmium telluride (“CdTe”) and other semiconductor materials; claims under our limited warranty obligations; changes in, or the failure to comply with, government regulations and environmental, health, and safety requirements; effects arising from and results of pending litigation; future collection and recycling costs for solar modules covered by our module collection and recycling program or otherwise as required by external laws and regulations; supply chain disruptions; our ability to protect or successfully commercialize our intellectual property; our ability to prevent and/

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or minimize the impact of cybersecurity incidents or information or security breaches; our continued investments in R&D; the supply and price of key raw materials (including CdTe, tellurium, and tellurium compounds), components, and manufacturing equipment; our ability to construct new production facilities to support new product lines; evolving corporate governance and public disclosure regulations and expectations, including with respect to environmental, social, and governance matters; our ability to avoid manufacturing interruptions, including during the ramp of new module manufacturing facilities; our ability to attract, train, retain, and successfully integrate key talent into our team; the severity and duration of public health threats, and the potential impact on our business, financial condition, and results of operations; and the matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K, as supplemented by our other filings with the Securities and Exchange Commission.

Contacts

First Solar Investors                             First Solar Media
investor@firstsolar.com                            media@firstsolar.com

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FIRST SOLAR, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,688,279	$2,803,514
Marketable securities	38,685	51,849
Accounts receivable trade, net	1,476,221	1,294,040
Government grants receivable, net	284,549	499,592
Inventories	1,088,115	736,734
Other current assets	741,366	643,103
Total current assets	5,317,215	6,028,832
Property, plant and equipment, net	5,643,539	5,675,794
Deferred tax assets, net	198,588	194,672
Restricted marketable securities	214,315	217,172
Government grants receivable	978,788	125,607
Goodwill	30,142	31,095
Intangible assets, net	63,372	51,007
Inventories	185,508	237,462
Other assets	757,131	759,669
Total assets	$13,388,598	$13,321,310
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$346,334	$405,775
Income taxes payable	46,590	7,490
Accrued expenses	410,164	519,414
Current portion of debt	37,635	215,979
Deferred revenue	1,179,374	1,014,386
Other current liabilities	91,719	91,058
Total current liabilities	2,111,816	2,254,102
Accrued solar module collection and recycling liability	144,821	146,017
Long-term debt	—	282,593
Deferred revenue	519,486	805,018
Other liabilities	292,137	295,587
Total liabilities	3,068,260	3,783,317
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 107,469,302 and 107,309,794 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	107	107
Additional paid-in capital	2,915,837	2,902,013
Accumulated earnings	7,560,527	6,791,339
Accumulated other comprehensive loss	(156,133)	(155,466)
Total stockholders’ equity	10,320,338	9,537,993
Total liabilities and stockholders’ equity	$13,388,598	$13,321,310

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FIRST SOLAR, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net sales	$1,056,193	$1,097,170	$2,100,433	$1,941,738
Cost of sales	451,189	597,320	1,009,298	1,097,485
Gross profit	605,004	499,850	1,091,135	844,253
Operating expenses:
Selling, general and administrative	51,947	52,590	117,278	105,754
Research and development	76,243	54,487	143,187	106,876
Production start-up	26,428	31,166	34,981	48,772
Total operating expenses	154,618	138,243	295,446	261,402
Operating income	450,386	361,607	795,689	582,851
Foreign currency loss, net	(13,988)	(9,728)	(23,051)	(21,321)
Interest income	29,920	12,100	58,782	30,965
Interest expense, net	(5,563)	(9,184)	(13,178)	(18,709)
Other expense, net	(1,378)	(2,628)	(4,531)	(4,560)
Income before taxes	459,377	352,167	813,711	569,226
Income tax expense	(36,808)	(10,299)	(44,523)	(17,823)
Net income	$422,569	$341,868	$769,188	$551,403

Net income per share:
Basic	$3.93	$3.19	$7.16	$5.14
Diluted	$3.92	$3.18	$7.14	$5.13
Weighted-average number of shares used in per share calculations:
Basic	107,462	107,245	107,409	107,184
Diluted	107,732	107,518	107,677	107,468

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FIRST SOLAR, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$769,188	$551,403
Adjustments to reconcile net income to cash used in operating activities:
Depreciation and amortization	295,238	248,256
Share-based compensation	13,826	9,394
Deferred income taxes	(11,878)	5,861
Other, net	39,939	9,438
Changes in operating assets and liabilities:
Accounts receivable, trade	(140,960)	(417,136)
Inventories	(305,955)	(323,781)
Government grants receivable	(649,315)	(177,419)
Other assets	(94,788)	(106,090)
Income tax receivable and payable	42,468	(39,698)
Accounts payable and accrued expenses	(166,070)	(85,119)
Deferred revenue	(155,834)	(186,652)
Other liabilities	4,374	53,138
Net cash used in operating activities	(359,767)	(458,405)
Cash flows from investing activities:
Purchases of property, plant and equipment	(279,849)	(494,100)
Purchases of marketable securities and restricted marketable securities	(1,428,591)	(930,807)
Proceeds from sales and maturities of marketable securities	1,439,474	1,067,702
Other investing activities	(22,630)	7,002
Net cash used in investing activities	(291,596)	(350,203)
Cash flows from financing activities:
Proceeds from borrowings under debt arrangements, net of issuance costs	209,199	212,273
Repayment of debt	(672,370)	(244,022)
Proceeds from other borrowings	—	394,450
Payments of tax withholdings for restricted shares	(194)	(15,436)
Other financing activities	(583)	(266)
Net cash (used in) provided by financing activities	(463,948)	346,999
Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	3,812	3,469
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(1,111,499)	(458,140)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of the period	2,814,031	1,638,223
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of the period	$1,702,532	$1,180,083
Supplemental disclosure of noncash investing and financing activities:
Property, plant and equipment acquisitions funded by liabilities	$136,905	$242,177
Proceeds to be received from asset-based government grants	$136,596	$155,336

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Non-GAAP Financial Measures

This press release includes earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin, non‑GAAP measures, to provide supplemental information to our GAAP results. These non‑GAAP measures are not prepared in accordance with GAAP and should not be considered a substitute for, or superior to, the most directly comparable GAAP measure, net income and net income margin. Investors should review our financial information in its entirety and not rely on any single financial measure.

First Solar’s management uses these non-GAAP financial measures to better understand and compare operating results across periods. Management believes these non-GAAP financial measures reflect First Solar’s ongoing business in a manner that will allow for meaningful period-to-period comparisons and analysis of trends in First Solar’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others to understand and evaluate First Solar’s operating results and prospects in the same manner as management.

The following are explanations of each of the adjustments that we incorporate into Adjusted EBITDA, as well as the reasons we add back each of these individual items to determine Adjusted EBITDA:

1.Foreign currency (loss), net: Refers to the net effect of gains and losses resulting from holding assets and liabilities and conducting transactions denominated in currencies other than our subsidiaries’ functional currencies. Foreign currency is excluded because the timing of such currency‑related impacts is uncertain and may obscure underlying operating performance and trends.
2.Other expense, net: Primarily comprises miscellaneous items and financing fees, such as gains/losses on investments or other discrete non‑operating items. These amounts are generally driven by market factors, financing and investment decisions, or one‑time transactions rather than core operations and can be volatile across periods.
3.Share‑based compensation: Is a non‑cash charge reflecting the grant‑date fair value of equity awards recognized over vesting periods. We exclude it because it is significantly influenced by equity program design and stock price volatility, limiting comparability across companies and periods.
4.Section 45X tax credit discounts: When we sell Section 45X tax credits, the cash proceeds received may be less than the notional credit amount due to market pricing, counterparty terms, and payment timing. Economically, this shortfall is akin to a financing cost — the cost of converting a future cash benefit into earlier liquidity — rather than a reflection of underlying manufacturing performance. We therefore exclude these transfer discounts from Adjusted EBITDA to improve comparability across periods and to separate core operating results from financing/monetization decisions.
5.Underutilization (unallocated fixed production overhead): If our plant utilization is abnormally low, the portion of our indirect manufacturing costs related to the abnormal utilization level is expensed as incurred rather than absorbed into inventory. We exclude these costs because they are sensitive to timing, production curtailments, and transitory disruptions.
6.Production start‑up: Consists of costs associated with operating a production line before it is qualified for commercial production, including the cost of raw materials for solar modules run through the production line during the qualification phase, employee compensation for individuals supporting production start-up activities, and applicable facility related costs. Production start-up expense also includes costs related to the selection of a new site and implementation costs for manufacturing process improvements to the extent we cannot capitalize these expenditures. We exclude these costs because they are driven by discrete expansion and launch activities and are not reflective of our ordinary operating performance. These costs are typically incurred over a defined ramp‑up period, can vary significantly based on the timing and scale of new expansions, and may not be indicative of our run‑rate cost structure once a facility or initiative reaches normal utilization levels.

Management believes adjusting our GAAP results for the items described above to determine Adjusted EBITDA is useful to investors in assessing underlying operating performance and comparing period-to-period results, because these items (i) are largely non‑cash, (ii) can vary significantly based on timing of capacity ramps, start‑ups, and discrete events, or (iii) are not reflective of our ongoing operating cost structure.

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EBITDA Margin and Adjusted EBITDA Margin are calculated as EBITDA and Adjusted EBITDA, respectively, divided by net sales. The most directly comparable GAAP measure is net income margin, calculated as net income divided by net sales.

Our presentation of EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin should not be construed as an implication that our actual future results will be unaffected by the items contemplated by the adjustments described above. Our presentation of EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin has limitations, including (among others):

•it does not reflect all of our cash expenditures;
•it does not reflect changes in our working capital needs;
•it does not reflect the discount on the sale of our Section 45X credits;
•it does not reflect the interest expense on our indebtedness;
•it does not reflect any income tax expenses we may incur or payments we may be required to make; and
•it does not reflect the impact of capacity ramps, start-ups, and discrete charges resulting from certain matters that we believe may not be indicative of our ongoing operations.

Other companies in our industry may calculate EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin differently than we do because they do not have standardized definitions, which limits their usefulness as comparative measures in relation to other companies.

FIRST SOLAR, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended
	June 30, 2026		June 30, 2025
Net income and net income margin(1)	$422,569	40%	$341,868	31%
Interest income	(29,920)		(12,100)
Interest expense, net	5,563		9,184
Income tax expense	36,808		10,299
Depreciation and amortization	147,845		123,413
EBITDA and EBITDA Margin(1)	582,865	55%	472,664	43%
Foreign currency loss, net	13,988		9,728
Other expense, net	1,378		2,628
Share-based compensation	7,045		6,810
Section 45X tax credit discounts	—		28,987
Underutilization, excluding depreciation and amortization	14,574		8,329
Production start-up, excluding depreciation and amortization	23,785		31,050
Adjusted EBITDA and Adjusted EBITDA Margin(1)	$643,635	61%	$560,196	51%
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1.Net sales were $1.06 billion and $1.10 billion for the three months ended June 30, 2026 and 2025, respectively.

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	Six Months Ended
	June 30, 2026		June 30, 2025
Net income and net income margin(1)	$769,188	37%	$551,403	28%
Interest income	(58,782)		(30,965)
Interest expense, net	13,178		18,709
Income tax expense	44,523		17,823
Depreciation and amortization	295,238		248,256
EBITDA and EBITDA Margin(1)	1,063,345	51%	805,226	41%
Foreign currency loss, net	23,051		21,321
Other expense, net	4,531		4,560
Share-based compensation	13,826		9,394
Section 45X tax credit discounts	—		28,987
Underutilization, excluding depreciation and amortization	26,894		21,235
Production start-up, excluding depreciation and amortization	31,795		48,546
Adjusted EBITDA and Adjusted EBITDA Margin(1)	$1,163,442	55%	$939,269	48%
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1.Net sales were $2.10 billion and $1.94 billion for the six months ended June 30, 2026 and 2025, respectively.

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